Exhibit No. 21.1

SUBSIDIARIES OF REGISTRANT

As of March 31, 2019

1)	Abundant Farms, Inc.
A Florida corporation
Percentage of ownership: 100%
Business activity: Agriculture

2)	American Pacific Plastics, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Plastics film manufacturing, holding company for Vinafilms JSC.

3)	American Pacific Resources, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Mining & natural resources.

4)	American Saigon Palace Group, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Food and beverage, hospitality.

5)	ComMatrix, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Telecommunication, holding company for Gridline Communications, Inc. (inactive)

6)	Constructii SA Group, Inc.
A Delaware corporation
Percentage of ownership: 100%
Holding company for acquisition of a Romanian construction company (inactive, to be dissolved).

7)	PHI Capital Holdings, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Consulting and M&A advisory services.

8)	PHI Luxembourg Development S.A.
A Luxembourg company
Percentage of ownership: 100%
Business activity: Mother holding company for Luxembourg bank funds.

9)	PHI VIETNAM INVESTMENT AND DEVELOPMENT LTD.
A Vietnamese company
Percentage of ownership: 100%
Business activity: Investment and Consulting Services.

10)	PHI EZ Water Tech, Inc.
A Wyoming corporation
Percentage of ownership: 75%
Business activity: Water treatment technology (inactive).

11)	PHIVITAE Corporation
A Wyoming corporation
Percentage of ownership: 100%
Business activity: inactive, to be dissolved.